10f-3 Transactions Summary*
* Evergreen Compliance Department has on file a checklist signed by the portfolio manager and a compliance manager stating that the transaction fully complies with the conditions of Rule 10f-3 of the Investment Company Act of 1940.


Fund
Omega
Security
Visa Inc - Class A Shares
Advisor
EIMCO
Transaction
 Date
3/19/08
Cost
$115,600
Offering Purchase
0.03%
Broker
Zeigler Capital Mkts
Underwriting
Syndicate
Members
Goldman, Sachs & Co.
JP Morgan Securities Inc
Wachovia Capital Markets, LLC

Fund
Large Company Growth
Security
Visa Inc - Class A Shares
Advisor
EIMCO
Transaction
 Date
3/19/08
Cost
$57,200
Offering Purchase
0.01%
Broker
Zeigler Capital Mkts
Underwriting
Syndicate
Members
Goldman, Sachs & Co.
JP Morgan Securities Inc
Wachovia Capital Markets, LLC